UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson Street, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 12, 2014, The Hillshire Brands Company, a Maryland corporation (“Hillshire”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pinnacle Foods Inc., a Delaware corporation (“Pinnacle”), Helix Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Hillshire (“Merger Sub Corporation”), and Helix Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Hillshire (“Merger Sub LLC”), pursuant to which, among other things and subject to certain conditions described therein, (i) Merger Sub Corporation will merge with and into Pinnacle (the “Merger”), with Pinnacle continuing as the surviving corporation and, (ii) subject to delivery of a legal opinion from counsel to Pinnacle regarding certain aspects of the tax treatment of the transactions, immediately after the consummation of the Merger, Pinnacle will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Pinnacle common stock, par value $0.01 per share (“Pinnacle Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by Hillshire, Pinnacle, Merger Sub Corporation or Merger Sub LLC and other than shares with respect to which appraisal rights are properly demanded and not withdrawn) will be cancelled and converted into the right to receive (i) $18.00 in cash, without interest (the “Cash Consideration”) and (ii) 0.5 (the “Exchange Ratio”) of a validly issued, fully paid and non-assessable share of Hillshire common stock, par value $0.01 per share (“Hillshire Common Stock”) ((i) and (ii), together, the “Merger Consideration”).

Under the terms of the Merger Agreement, as of the Effective Time, each share of Pinnacle restricted stock and each Pinnacle restricted stock unit that is, in each case, subject to a performance-based vesting condition and which does not become vested in accordance with its terms as of the Effective Time, will be cancelled at the Effective Time with no consideration paid therefor. Any shares of Pinnacle restricted stock and Pinnacle restricted stock units that become vested in accordance with their terms as of the Effective Time and are outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive the Merger Consideration. Any accrued dividends on restricted stock and restricted stock units that become vested also will be distributed in cash, in accordance with the terms of the applicable award agreements.

Each option to acquire shares of Pinnacle Common Stock (other than any performance-based options that do not become vested in accordance with their terms and are cancelled at the Effective Time) that is outstanding and unexercised immediately prior to the Effective Time, will be converted into a stock option to acquire Hillshire Common Stock.

Hillshire, Merger Sub Corporation, Merger Sub LLC and Pinnacle have made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, Hillshire and Pinnacle have agreed, among other things, to covenants relating to (i) in the case of Hillshire, calling and holding a special shareholders’ meetings to approve the issuance of Hillshire Common Stock in connection with the Merger and, in the case of Pinnacle, to adopt the Merger Agreement, (ii) not soliciting alternate transactions and (iii) the use of reasonable best efforts to obtain governmental and regulatory approvals.

The completion of the Merger is subject to certain conditions, including, among others: (i) adoption by Pinnacle stockholders of the Merger Agreement, (ii) approval by Hillshire stockholders of the issuance of Hillshire Common Stock in connection with the Merger, (iii) the effectiveness of the registration statement on Form S-4 to be filed by Hillshire for purposes of registering the shares of Hillshire Common Stock issuable in connection with the Merger and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of certain governmental approvals.

The Merger Agreement contains specified termination rights for both Hillshire and Pinnacle. If the Merger Agreement is terminated under certain specified circumstances, Pinnacle must pay Hillshire a termination fee of $141 million or, if the Merger Agreement is terminated by Hillshire due to a failure of the Pinnacle stockholders to adopt the Merger Agreement, a termination fee of $43 million. If the Merger Agreement is terminated under certain other specified circumstances, Hillshire must pay Pinnacle a termination fee of $163 million or, if the Merger Agreement is terminated by Pinnacle due to a failure of the Hillshire stockholders to approve the issuance of Hillshire Common Stock in connection with the Merger, a termination fee of $43 million. Further, if (i) there is a Company Takeover Proposal (as defined in the Merger Agreement), (ii) the Merger Agreement is terminated for a failure of the Pinnacle stockholders to adopt the Merger Agreement or willful breach by Pinnacle of certain covenants relating to alternative proposals and (iii) within 9 months after such termination, Pinnacle enters into any definitive agreement providing for, or consummates any transaction contemplated by, any Company Takeover Proposal, Pinnacle must pay Hillshire a termination fee of $141 million, less any termination fee previously paid in connection with the failure of the Pinnacle stockholders to adopt the Merger Agreement. If (i) there is a Parent Takeover Proposal (as defined in the Merger Agreement), (ii) the Merger Agreement is terminated for a failure of the Hillshire stockholders to approve the issuance of Hillshire Common Stock in connection with the Merger or willful breach by Hillshire of certain covenants relating to alternative proposals and (iii) within 9 months after such termination, Hillshire enters into any definitive agreement providing for, or consummates any transaction contemplated by, any Parent Takeover Proposal, Hillshire must pay Pinnacle a termination fee of $163 million, less any termination fee previously paid in connection with the failure of the Hillshire stockholders to approve the issuance of Hillshire Common Stock in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Hillshire, Pinnacle or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Hillshire or Pinnacle. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hillshire or Pinnacle.

Commitment Letter

In connection with the execution of the Merger Agreement, Hillshire has obtained a financing commitment (the “Commitment Letter”) from Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (together with GS Bank, the “Initial Commitment Parties”), pursuant to which the Initial Commitment Parties are committing to provide (i) a senior secured revolving credit facility in an aggregate amount of $500 million (the “Revolving Facility”) and (ii) a senior secured term loan B facility in an aggregate amount of $4,800 million (the “Term Loan Facility,” and together with the Revolving Facility, the “Secured Facilities”). The Commitment Letter provides Hillshire with the right, at its option, to replace all or a portion of the Term Loan Facility with debt securities.

Hillshire may use the proceeds of the Secured Facilities (i) to finance the transactions contemplated by the Merger Agreement; (ii) to repay, redeem, repurchase, refinance and/or satisfy and discharge certain existing indebtedness of Hillshire and Pinnacle; (iii) to pay the costs and expenses relating to the transactions contemplated by the Merger Agreement and the Secured Facilities; and (iv) with respect to the Revolving Facility only, for other general corporate purposes of the combined company after consummation of the Merger. The commitments of the Initial Commitment Parties under the Commitment Letter are subject to conditions, including the absence of a Company Material Adverse Effect and the accuracy of certain other limited representations and other customary conditions.

The final termination date for the Commitment Letter shall occur upon the earliest of: (i) the execution and delivery of the financing documentation contemplated by the Commitment Letter by all of the parties thereto and the occurrence of the initial funding of the Secured Facilities; (ii) December 12, 2014; and (iii) the valid termination of the Merger Agreement prior to consummation of the Merger.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Voting Agreement

In connection with the execution of the Merger Agreement, Hillshire entered into a Voting Agreement, dated May 12, 2014, with Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC (collectively, the “Blackstone Entities”), pursuant to which the

Blackstone Entities have agreed to vote their shares of Pinnacle Common Stock (which represents approximately 51% of the outstanding shares of Pinnacle Common Stock) in favor of the adoption of the Merger Agreement and against, among other things, a competing takeover proposal. In addition, the Blackstone Entities have agreed not to solicit competing takeover proposals or enter into discussions or negotiations with respect thereto. However, if the Pinnacle board of directors changes its recommendation with respect to the Merger in connection with a superior proposal, the Blackstone Entities are required to vote only a number of shares equal to 33 1/3% of the outstanding voting power of Pinnacle in favor of the adoption of the Merger Agreement and may vote the remaining shares in any manner at their sole discretion.

The Blackstone Entities have granted an irrevocable proxy in favor of designated officers of Hillshire to vote their share of Pinnacle Common Stock as set forth above.

The Voting Agreement will terminate on the earliest to occur of (i) mutual written consent of Hillshire and the Blackstone Entities, (ii) termination of the Merger Agreement, (iii) the Effective Time and (iv) the making of any change, by written amendment or written modification, in accordance with Section 8.1 of the Merger Agreement, to any provision of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement, in each case with respect to this clause (iv) without the prior written consent of the Blackstone Entities.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Stockholders Agreement

In connection with the execution of the Merger Agreement, Hillshire and the Blackstone Entities entered into a Stockholders Agreement, dated May 12, 2014 (the “Stockholders Agreement”). Under the terms of the Stockholders Agreement, at the Effective Time, the size of Hillshire board of directors shall be increased by one and will be comprised of (i) the directors of Hillshire board of directors as of immediately prior to the Effective Time and (ii) such person as the Blackstone Entities may request prior to the Effective Time that is reasonably acceptable to Hillshire and otherwise meets the requirements set forth in the Stockholders Agreement. Hillshire must also use reasonable best efforts to cause a designee of the Blackstone Entities to be elected to the Hillshire board at annual meetings of stockholders, subject to certain minimum ownership requirements.

Under the Stockholders Agreement, the Blackstone Entities are prohibited from making transfers to certain large holders of Hillshire Common Stock. Beginning at the Effective Time, the Blackstone Entities have also agreed to standstill restrictions preventing them from, subject to certain exceptions, acquiring additional Hillshire securities, depositing shares into a voting trust, entering into a business combination with Hillshire or Hillshire’s subsidiaries, soliciting proxies of Hillshire’s securities, calling a Hillshire stockholder meeting, forming a “Group” (as defined in Section 13d-3 of the Exchange Act), seeking to influence Hillshire’s management or policies, or publicly disclose a plan to or engage in discussions regarding any of the foregoing. These restrictions shall survive until the later of (i) the date on which the Blackstone Entities beneficially own less than five percent (5%) of the total voting power or the total economic interest or all outstanding Hillshire Common Stock and (ii) one year after the date on which the Blackstone Entities no longer have a director serving on Hillshire board of directors.

The foregoing description of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Hillshire entered into a Registration Rights Agreement, dated as of May 12, 2014, with the Blackstone Entities (the “Registration Rights Agreement”) relating to the shares of Hillshire Common Stock to be issued as part of the Merger Consideration under the Merger Agreement, which agreement shall be effective as of the closing date of the Merger. Pursuant to the Registration Rights Agreement, Hillshire will put in place a shelf registration statement and the Blackstone Entities shall have certain shelf, demand registration and piggyback rights upon the terms and subject to the conditions set forth therein.

The foregoing description of the Registration rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger, dated as of May 12, 2014, by and among The Hillshire Brands Company, Pinnacle Foods Inc., Helix Merger Sub Corporation and Helix Merger Sub LLC.

10.1 Commitment Letter, dated as of May 12, 2014, by and among The Hillshire Brands Company, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

10.2 Voting Agreement, dated as of May 12, 2014, by and among The Hillshire Brands Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC.

10.3 Stockholders Agreement, dated as of May 12, 2014, by and among The Hillshire Brands Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC.

10.4 Registration Rights Agreement, dated as of May 12, 2014, by and among The Hillshire Brands Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements with respect to the financial condition, results of operations and business of Hillshire and the combined businesses of Pinnacle and Hillshire and certain plans and objectives of Hillshire with respect thereto, including the expected benefits of the proposed Merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed Merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the Merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of approval of both Hillshire’s stockholders and Pinnacle’s stockholders; and the risk that financing for the transaction may not be available on favorable terms. These forward-looking statements are based on numerous assumptions and assessments made by Hillshire in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Hillshire’s plans with respect to Pinnacle, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Hillshire assumes no obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Hillshire’s Annual Report on Form 10-K for the fiscal year ended June 29, 2013 and in its reports on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The proposed Merger transaction involving Hillshire and Pinnacle will be submitted to the respective stockholders of Hillshire and Pinnacle for their consideration. In connection with the proposed Merger, Hillshire will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Hillshire and Pinnacle to be filed with the Securities and Exchange Commission (the “SEC”), and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Hillshire and Pinnacle urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Hillshire upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire’s website, http://investors.hillshirebrands.com, or from Pinnacle upon written request to the Investor Relations Department, 399 Jefferson Road, Parsippany, New Jersey, 07054, telephone number (973) 434-2924, or from Pinnacle’s website, http://investors.pinnaclefoods.com.

Participants in Solicitation

Hillshire, Pinnacle and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Hillshire and Pinnacle in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Hillshire and Pinnacle in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Hillshire’s executive officers and directors in its definitive proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on September 12, 2013. You can find more information about Pinnacle’s executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. You can obtain free copies of these documents from Hillshire and Pinnacle using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2014

THE HILLSHIRE BRANDS COMPANY

By:	/s/ Kent B. Magill
Kent B. Magill
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 12, 2014, by and among The Hillshire Brands Company, Pinnacle Foods Inc., Helix Merger Sub Corporation and Helix Merger Sub LLC.

10.1	Commitment Letter, dated as of May 12, 2014, by and among The Hillshire Brands Company, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

10.2	Voting Agreement, dated as of May 12, 2014, by and among The Hillshire Brands Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC.

10.3	Stockholders Agreement, dated as of May 12, 2014, by and among The Hillshire Brands Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC.

10.4	Registration Rights Agreement, dated as of May 12, 2014, by and among The Hillshire Brands Company, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC.